UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 28, 2007
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, New Mexico  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                      COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The following is a description of the EMCORE Corporation (“EMCORE”) Fiscal 2007 Executive Bonus Plan (the “Fiscal 2007 Executive Bonus Plan”).  This constitutes a written description of a compensatory plan when no formal document contains the compensation information.

On August 28, 2007, the Board of Directors of EMCORE adopted the Fiscal 2007 Executive Bonus Plan.  The purpose of the Fiscal 2007 Executive Bonus Plan is to establish and implement a consistent, market-driven, performance-based approach to compensation that is compatible with EMCORE’s compensation policy and supports EMCORE’s strategic business plan and goals.

Under the Fiscal 2007 Executive Bonus Plan, a bonus target for each executive is created, representing a percentage of that executive’s base salary.  The following targets have been set based for the indicated officers:

Chief Executive Officer and Chief Operating Officer: 80% of base salary
Chief Financial Officer:  50% of base salary
General Counsel/Chief Legal Officer and Chief Technical Officer: 35% of base salary

The portion of the individual officers’ targets to be paid is based on both corporate and individual performance.  Corporate performance is evaluated based on the company’s attainment of revenue and EBITDA goals, as set forth in EMCORE’s Fiscal 2007 Budget (the “Fiscal 2007 Budget”), both of which goals are weighted equally.  A threshold level of 75% of revenue goals and 70% of EBITDA goals is set.  Achievement of 100% of revenue and EBITDA goals correlates to payment of 100% of the bonus targets, and attainment of lesser percentages of the revenue and EBITDA goals correlates to payment of lesser percentages of the bonus targets.  Attainment of 110% of the revenue and EBITDA goals will result in eligibility for 120% of the bonus targets.

The individual performance component acts as a multiplier and can accelerate or decelerate the target bonus percentage based upon individual performance as determined by the Chief Executive Officer and the Compensation Committee.  The multiplier ranges from 0% to 140% of the executive’s target bonus.  The Chief Executive’s individual performance is reviewed by the Compensation Committee.  The Chief Operating Officer’s and other executive officers’ individual performance is reviewed by the Chief Executive Officer and approved by the Compensation Committee.

Payment of bonuses (if any) is normally made after the end of the performance period during which the bonuses were earned. Bonuses normally will be paid in cash in a single lump sum, subject to payroll taxes and tax withholdings.

The Compensation Committee and the Chief Executive Officer retain the ability to modify individual executive bonuses based upon individual performance and the successful completion of business projects and other management performance objectives.  In addition, the Compensation Committee makes long-term incentive grants to executive officers and employees which are not covered under the terms of the Fiscal 2007 Executive Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: September 4, 2007	By: /s/ Adam Gushard Name: Adam Gushard Title: Interim Chief Financial Officer